UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

100 Glenborough, Suite 100
Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On July 14, 2006, Noble Energy, Inc. (the “Company”) closed the previously announced $625 million sale of its Gulf of Mexico shelf assets to Coldren Resources LP, effective March 1, 2006. The sale included essentially all of the Company’s assets in the Gulf of Mexico shelf, with the exception of certain of the Company’s interests in the Main Pass area. Total consideration for the sale consisted of cash and was subject to adjustments, including those relating to the exercise of preferential rights and title or environmental defects. The Company plans to continue active exploration and production activities in the deepwater Gulf of Mexico and onshore Gulf coast areas.
     The Company issued a press release on July 14, 2006 announcing the closing of the sale of its Gulf of Mexico shelf assets. A copy of the press release issued by the Company is furnished as part of this current Report and is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits. The following exhibit is furnished as part of this current Report on Form 8-K:
          99.1 Press Release dated July 14, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: July 19, 2006	By:	/s/ Arnold J. Johnson

Arnold J. Johnson
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 14, 2006.